UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Amendment #1

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

SOLARFLEX CORP.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

INFORMATION STATEMENT
OF
SOLARFLEX CORP.
40 Wall Street, 28th Floor
New York, NY 10005
(212) 400-7198

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Solarflex Corp.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Solarflex Corp., a Delaware corporation (the “Company”), in connection with actions taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated September 20, 2013, the amendment of the Company's Certificate of Incorporation (the “Amendment”) to effect the following corporate actions: (i) to increase the number of authorized shares of common stock, par value $0.0001 (the "Common Stock") and authorize shares of preferred stock, par value $0.0001 (the "Preferred Stock"); and (ii) to implement a forward split of the Company’s Common Stock on the basis of ten shares for every one outstanding share (the “Stock Split”), so that every one outstanding share of Common Stock before the Stock Split shall represent ten shares of Common Stock after the Stock Split. The actions to be taken pursuant to the written consent shall be taken at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of September 20, 2013. The Amendment was authorized and approved by the Joint Written Consent of the Board of Directors and Majority Stockholders dated September 20, 2013, a copy of which is attached hereto as Exhibit A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By Order of the Board of Directors:
/s/ Sergei Rogov
Sergei Rogov
CEO and Chairman

New York, New York
October ___, 2013

INFORMATION STATEMENT
OF
SOLARFLEX CORP.
40 Wall Street, 28th Floor
New York, NY 10005
(212) 400-7198

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS
OF
SOLARFLEX CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Solarflex Corp., a Delaware corporation (the “Company”), in connection with the authorization of the corporate actions described below by the Company’s Board of Directors by unanimous written consent and the approval of such corporate actions by the written consent, dated September 20, 2013, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s Common Stock outstanding on such date (the "Joint Consent"). Stockholders holding in the aggregate 7,200,000 shares of Common Stock or 53.33% of the Common Stock outstanding on such date, approved the corporate actions described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934(the “Exchange Act”), of this corporate actions set forth herein, prior to such actions takingeffect.
This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October __, 2013, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of the Record Dated, September 20, 2013.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about October __, 2013. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED - DELAWARE LAW

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in the Certificate of Incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize and obtained the written consent of the holders of a majority in interest of our Common Stock. As of September 20, 2013, there were 13,500,000 shares of Common Stock of the Company issued and outstanding. Stockholders holding in the aggregate 7,200,000 shares of Common Stock or 53.33% of the Common Stock outstanding on such date, approved the Stock Split and the filing of the Certificate of Amendment.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

NO DISSENTERS' RIGHTS

Under the DGCL, our Stockholders are not entitled to dissenter’s rights in connection with any action proposed in this Information Statement.

EFFECTIVE DATE OF STOCKHOLDER ACTIONS

The Stock Split will become effective immediately upon the filing of the amendment to our Certificate of Incorporation with the Office of the Secretary of State of Delaware. A copy of the amendment is attached hereto as Appendix B. The filing with the Secretary of State of Delaware will be made at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Stock Split that is not shared by all other Stockholders of ours.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of September 20, 2013 (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise stated, the address of all persons in the table is c/o Solarflex Corp., 40 Wall Street, 28th Floor, New York, NY 10005.

As of September 20, 2013, an aggregate of 13,500,000 shares of our Common Stock, par value $0.0001 per share, were outstanding, which shares were held by a total of 50 beneficial holders.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Sergei Rogov, CEO and Director	1,200,000	8.89%

International Executive Consulting, SPRL	6,000,000	46.15%

Total Officers and Directors (1 person)	7,200,000	53.33%

(1) Applicable percentage ownership is based on 13,500,000 shares of Common Stock outstanding as of September 20, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of September 20, 2013 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

ACTION I
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZE SHARES OF PREFRRED STOCK

The Board and the Consenting stockholders have adopted and approved an Amendment to increase the number of our authorized shares of Common Stock from 500,000,000 to 1,980,000,000 shares and to authorize 20,000,000 shares of Preferred Stock. The Common Stock and the newly authorized Preferred Stock is sometimes referred to as the "Authorized Capital Stock." The Authorized Capital Stock of the Corporation shall therefore be two billion shares (2,000,000,000 shares), of which one billion nine hundred and eighty million (1,980,000,000) shares shall be shares of Common Stock and twenty million (20,000,000) shares shall be Preferred Stock, which may be issued in one or more series. The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law.

The Joint Consent of the Board of Directors and Consenting Stockholders approving the amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

The rights and privileges terms of the additional authorized shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent potential issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This Amendment and the creation of additional shares of authorized Common Stock will not alter current stockholders’ relative rights and limitations.

The Articles of Amendment to the Company's Certificate of Incorporation that reflects the increase in the authorized Common Stock is attached hereto as Exhibit B. The increase in Authorized Capital will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase in Authorized Capital

In order to facilitate our ability to raise capital in furtherance of our business plan, we may be expected to issue additional shares of our Common Stock. Notwithstanding the foregoing, we have no present plans, nor have we entered into any agreements or understandings, that may require the issuance of any of the additional Authorized Capital Stock, either Common or Preferred, However, after implementation of the forward Stock Split of a ten-for-one (10:1) basis, we will have 135,000,000 shares of Common Stock outstanding and will only have 365,000,000 shares of Common Stock available for issuance for any potential business purposes which we believe may not be sufficient to accommodate potential future issuance for proper business purposes. As a result, our Board of Directors together with our Consenting Stockholders have determined that it is in the best interests of the Company and all our stockholders to have available additional authorized but unissued shares of Common Stock and therefore need to increase the number of shares of authorized shares of our Common Stock. , As a result of the increase in authorized Common Stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends. The Company issued a significant number of additional shares of Common Stock in connection with its acquisition of equipment to further its business plan as disclosed in the Company's Form 8-K filed with the SEC on June 6, 2013.

Effects of Increase in Authorized Capital Stock

In general, the issuance of any new shares of Common Stock will cause immediate dilution to the Company’s existing stockholders. Further, while such future issuances could also theoretically affect the amount of any dividends paid to such stockholders and reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company, the Company's present financial condition would preclude the payment of any cash dividends or permit any distribution of proceeds in the event of any liquidation. Another effect of increasing the Company’s authorized Common Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized Common Stock be utilized as an anti-takeover measure.

The new shares of Preferred Stock that will be authorized by the amendment may be issued in one or mare classes or series, having such designations, preferences, privileges and rights as the board of directors may determine.

Although authorization of Preferred Stock is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the Certificate of Incorporation, as amended, or the Bylaws of the Company in effect on the date of this Information Statement, the Company's stockholders should note that the availability of authorized and unissued shares Preferred Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued Authorized Capital might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Preferred could be issued by the Board to dilute the percentage of voting rights owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board. Further, while the Board of Directors has no plan to issue any shares of Preferred Stock, it does believe that having available shares of Preferred Stock for issuance in the future in connection with any proper business purpose will result the a better capital structure to grow our business.

The increase in the number of the Company’s Authorized Capital Stock from 500,000,000 shares to 2,000,000,000 shares by means of an amendment to the Company’s Certificate of Incorporation was approved by Joint Consent of the Board of Directors and Consenting Stockholders.

ACTION II
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO  EFFECTUATE A TEN-FOR-ONE FORWARD SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

By Joint Consent dated September 20, 2013, the Board of Directors adopted a resolution approving a Stock Split of the Company’s Common Stock on the basis of ten shares for every one outstanding share, so that every one outstanding share of Common Stock before the Stock Split shall represent ten shares of Common Stock after the Stock Split. The Joint Consent is attached hereto as Exhibit A.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

By Joint Consent of the Board of Directors and Majority Stockholders approved the Stock Split which shall be implemented by means of an amendment to the Company’s Certificate of Incorporation.

Purpose of the Forward Stock Split

The Company’s Board of Directors has determined that it is in our best interest to implement a forward Stock Split, which will result in the following: for every one outstanding share of Common Stock before the Stock Split shall represent and be the equivalent of ten shares of Common Stock after the Stock Split. The Board of Directors believes that the Company’s stockholders would benefit from greater liquidity in the Company’s Common Stock, that the Common Stock is too expensive for many investors and that a forward stock split of the Common Stock will allow the Common Stock to trade in a less expensive price range. Consequently, the Board of Directors has recommended that we effect the Stock Split.

Notwithstanding the foregoing, the historic trading market for the Company's shares has been very limited to date, with only sporadic trading in limited numbers of shares from time to time at a price of from $1.00 to $2.30 per share. On October 8, 2013, the date we filed a Form 8-A obligating the Company to file all reports under the Exchange act, including Information Statements and Proxy Statements pursuant to Section 14A and 14C of the Exchange Act, 5,100 shares of our Common Stock traded from a high of $12.00 to a low of $3.29, which was the closing price. There can be no assurance that the increase in outstanding shares as a result of the Forward Split will result in any corresponding reduction in the market price of our shares, whether on a ten-fold basis or otherwise. Therefore, there can be no assurance with an increase in liquidity will result or that any increase will be sustained.

Nevertheless, the Board of Directors believes that the implementation of the forward Split together with the growth of our business as a result of its asset purchase agreement, disclosed in the Company's reports on Form 8-K filed with the SEC on May 20 and June 6, 2013, should enhance our ability to raise capital through the sale of our securities, involving either convertible debt or equity, thereby improving liquidity in the trading market for our shares of Common Stock.

Principal Effects of the Stock Split

On the effective date of the Stock Split, each one share of our Common Stock issued and outstanding immediately prior to the Stock Split effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into ten shares of our Common Stock (the “New Shares”). In the following discussion, we provide examples of the effects of a ten-for-one forward stock split.

Corporate Matters

The Stock Split would have the following effects on the number of shares of Common Stock outstanding:

- in a ten-for-one (10:1) forward Stock Split, every one of our Old Shares owned by a stockholder would be exchanged for ten New Shares; and
- the number of shares of our Common Stock issued and outstanding will be increased from 13,500,000 shares to 135,000,000 shares.

The Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Common Stock issued pursuant to the Stock Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Effect on Market Price of our Common Stock

The market price of the Common Stock may fall proportionally, on a ten-fold basis, to the increase in the number of shares outstanding as a result of the Stock Split. However, stockholders should note that the effect of the Stock Split upon the market price for our Common Stock cannot be accurately predicted. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Stock Split will be maintained for any period of time. Moreover, because some investors may view the Stock Split negatively, there can be no assurance that the Stock Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Stock Split will either exceed or remain in excess of the current market price.

Following the Stock Split and the increase in Authorized Capital, the number of shares of the Company's Authorized Capital will be as follows:

	Common Stock Outstanding	Authorized Common Stock	Preferred Stock Outstanding	Authorized Preferred Stock
Pre Forward Split	500,000,000	500,000,000	0	0
10 for 1	2,000,000,000	1,980,000,000	0	20,000,000

Authorized Capital Stock

The Company is presently authorized under its Certificate of Incorporation to issue 500,000,000 shares of Common Stock. Upon effectiveness of the Stock Split, and in accordance with Action I as described above, the number of authorized shares of Common Stock will be 1,980,000,000, although the number of shares of Common Stock issued and outstanding will increase from 13,500,000 to 135,000,000. The issuance in the future of additional shares of the our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares of Common Stock, the ownership interest of holders of our Common Stock would be diluted.

Accounting Matters

The Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be increased in proportion to the Stock Split ratio (that is, in a ten-for-one Stock Split, the stated capital attributable to our Common Stock will be increased to ten times the number of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is increased. The per share net income or loss and net book value of our Common Stock will also be decreased because there will be more shares of our Common Stock outstanding.

Procedure for Effecting a Forward Stock Split and Exchange of Stock Certificates

The Stock Split will be accomplished by amending the Company’s Certificate of Incorporation to include a revised Article IV immediately below substantially in the following form:

“The Corporation shall be authorized to issue two billion (2,000,000,000) shares of capital stock, of which one billion nine hundred and eighty million (1,980,000,000) shares shall be shares of Common Stock, par value $0.0001 per share (“Common Stock”) and twenty million (20,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law; and the 13,500,000 shares of Common Stock that are issued and outstanding shall be subject to a forward split on a ten-for-one (10:1) basis."

A copy of the Certificate of Amendment of the Certificate of Incorporation of the Company is attached hereto as Exhibit B.

The Stock Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Amendment with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Stock Split has been effected. The Company expects that its transfer agent, VStock Transfer LLC, 77 Spruce Street, Suite 201, Cedarhurst NY, 11516, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. Transfer Agent may charge a fee for each certificate issued representing New Shares, which cost shall be borne by the stockholder.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Stock Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Stock Split to a current stockholder of the Company that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (sometimes referred to herein as a “U.S. stockholder”), and who holds Common Stock of the Company as a “capital asset,” as defined in Section 1221 of the Code. This discussion does not purport to be a complete analysis of all of the potential tax effects of the Stock Split. Tax considerations applicable to a particular stockholder will depend on that stockholder’s individual circumstances. The discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities). The discussion also does not address any tax consequences arising under U.S. federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s deemed exchange of Old Shares for New Shares pursuant to the Stock Split. The aggregate tax basis of the New Shares received in the Stock Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such stockholder in the Old Shares.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Stock Split, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder level.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Stock Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

By order of the Board of Directors of

SOLARFLEX CORP.
40 Wall Street, 28th Floor
New York, NY 10005
(212) 400-7198

October __, 2013

By: /s/ Sergei Rogov,
Sergei Rogov, Chief Executive Officer and Chairman

Exhibit A

JOINT WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY STOCKHOLDER
OF
SOLARFLEX CORP.

The undersigned, being the sole member of the Board of Directors of Solarflex Corp., a Delaware corporation (the "Corporation") together with the written consent of the holders of a majority of the outstanding shares of the Corporation’s common stock, par value $0.0001(the “Common Stock”), acting pursuant to the authority granted by Title 8, Subchapters VII and VIII of the Delaware General Corporation Law and the by-laws of the Corporation, do hereby adopt the following resolutions, which resolutions have been approved by the written consent of the holders of a majority of the Corporation’s outstanding shares of Common Stock as of this 20th day of September 2013.

AMENDMENT TO THE CORPORATION’S CERTIFICATE OF INCORPORATION

WHEREAS, the undersigned, being the sole member of the Corporation’s Board of Directors, has determined, after reviewing the capital structure of the Corporation, including the number of currently issued and outstanding shares of Common Stock and the fact that the Corporation has no shares of preferred stock authorized, that it is in the best interests of the Corporation and its Stockholders that the Corporation files a Certificate of Amendment to its Certificate of Incorporation amending Article Four to: (i) increase the number of authorized shares of Common Stock; (ii) authorize shares of preferred stock (the (Preferred Stock”); and (iii) to implement a ten-forone (10:1) forward split of the Corporation's Common Stock, pursuant to the Certificate of Amendment attached hereto.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article FOUR so that, as amended, said Article shall be and read as follows: “The Corporation shall be authorized to issue two billion (2,000,000,000) shares of capital stock, of which one billion nine hundred and eighty million (1,980,000,000) shares shall be shares of Common Stock and twenty million (20,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law; and the 13,500,000 shares of Common Stock that are issued and outstanding shall be subject to a forward split on a ten-for-one (10:1) basis."

FURTHER RESOLVED, that, subject to the foregoing, any officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolution;

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Consenting Stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

/s/ Sergey Rogov, Director
Sergey Rogov
Dated: September 20, 2013

Table of Consenting Stockholders
The following table sets forth the name or each Consenting Stockholder, his/her/its relationship to the Corporation and the percentage of voting shares owned by each. At September 20, 2013, there were a total of 13,500,000 outstanding shares of Common Stock.

Name of Consenting Stockholder/Relationship	Number of Shares	Percent of Voting Shares
Sergei Rogov, CEO and Chairman	1,200,000 shares	8.89%
/s/ Sergei Rogov
International Executive Consulting SPRL	6,000,000 shares	46.15%
Principal Stockholder: /s/ Lev Zaidenberg
Total	7,200,000 Shares	53.33%

Exhibit B

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
OF
SOLARFLEX CORP.

Solarflex Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

Article I. The Board of Directors of the Company (the “Board”), acting by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution authorizing the Company to effect a ten-for-one (10:1) forward stock split of the Common Stock, par value $0.0001, whereby every one (1) issued and outstanding share of the Company’s Common Stock (including each share of treasury stock), shall automatically and without any action on the part of the holder thereof be split into ten (10) fully paid and nonassessable shares of Common Stock of the Company (the “Common Stock”) and to file this Certificate of Amendment:

Article FOURTH of the Certificate of Incorporation of the Company is hereby deleted in its entirety and amended and restated as follows:

“The Corporation shall be authorized to issue two billion (2,000,000,000) shares of capital stock, of which one billion nine hundred and eighty million (1,980,000,000) shares shall be shares of common stock, par value $0.0001 per share (“Common Stock”) and twenty million (20,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law; and the 13,500,000 shares of Common Stock that are issued and outstanding shall be subject to a forward split on a ten-for-one (10:1) basis."

Article II. That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given Written Consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Article III. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, said Solarflex Corp. has caused this certificate to be signed by Sergei Rogov, its Chief Executive Officer & Chairman of the Board, this 20th day of September 2013.

SOLARFLEX CORP.

By: Sergei Rogov, CEO and Chairman

Dated: September 20, 2013